 EXHIBIT 31.2
OFFICER’S CERTIFICATE
PURSUANT TO SECTION 302

I, Richard Shen, certify that:

1.   I have reviewed this Quarterly Report of Huiheng Medical, Inc. on Form 10-Q for the quarterly period ended March 31, 2011;

2.  Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date:         October 13, 2011
/s/         Richard Shen
By:        Richard Shen, Chief Financial Officer
              (Principal Accounting and Financial Officer)